EXHIBIT 10.1

PURCHASE AND SALE

AGREEMENT

by and among

CHENIERE FLNG, L.P.,

a Delaware limited partnership,

 CHENIERE ENERGY, INC.,

a Delaware corporation

and

ZACHRY AMERICAN INFRASTRUCTURE, LLC,

a Delaware limited liability company,

and

HASTINGS FUNDS MANAGEMENT (USA), INC.,

a Delaware corporation

ARTICLE 1	DEFINITIONS	5
1.1	Definitions.	5
ARTICLE 2	PURCHASE AND SALE OF THE INTEREST AND CLOSING	10
2.1	Purchase and Sale	10
2.2	Closing	10
2.3	HSR Act	10
2.4	Purchaser's Actions to Close	11
2.5	Seller and Cheniere Energy's Actions to Close	11
2.6	Partnership Agreement	11
2.7	Acknowledgement	11
2.8	Port Approval	11
2.9	Purchasing Entity	11
ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF SELLER	11
3.1	Organization; Qualification	12
3.2	Power and Authority	12
3.3	Binding Effect	12
3.4	No Conflicts	12
3.5	No Consents	12
3.6	Books and Record	13
3.7	Title to the Interest; Effect of Transfer	13
3.8	Ownership and Capitalization	13
3.9	Finders and Brokers	13
3.10	Litigation	13
3.11	Absence of Bankruptcy Proceedings	13
3.12	Eyermann Patents	13
3.13	Representations Not Misleading	14
3.14	No Knowledge of MAE	14
ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF PURCHASER	14
4.1	Organization	14
4.2	Power and Authority of Purchaser	15
4.3	Binding Effect	15
4.4	No Conflicts	15
4.5	No Consents	15
4.6	Finders and Brokers	15
4.7	Investment Company; Public Utility Holding Company	16
4.8	Restrictions on Interest	16
4.9	Litigation	16
4.10	Purchase Price	16
4.11	Investment Intent	16
4.12	Independent Investigation	17
4.13	No Other Representations	17
ARTICLE 5	CONDITIONS TO SELLER'S OBLIGATIONS	17
5.1	Representations, Warranties	17
5.2	Performance by Purchaser or the Purchasing Entity	17
5.3	No Injunction	17
5.4	Purchase Price	18
5.5	Broker's Fee	18
5.6	Approvals	18
5.7	FLNG GP Consent	18

5.8	Port Consent	18
5.9	Documents to be Delivered by Purchaser	18
5.10	Opinion of Counsel	18
ARTICLE 6	CONDITIONS TO PURCHASER ENTITY'S OBLIGATIONS	18
6.1	Representations, Warranties	19
6.2	Performance by Seller	19
6.3	No Injunction	19
6.4	Approvals	19
6.5	FLNG GP Consent	19
6.6	Absence of MAE	19
6.7	Opinion of Counsel	19
6.8	Acquisition of Other Interests	19
6.9	Port Consent	19
6.10	Documents to be Delivered by Seller	19
ARTICLE 7	INDEMNIFICATION AND LIMITATIONS ON DAMAGES	20
7.1	Indemnification by Purchaser	20
7.2	Indemnification by Seller and Cheniere Energy	20
7.3	Survival	21
7.4	LIMITATIONS ON DAMAGES	21
7.5	Procedures.	22
7.6	No Materiality	23
7.7	Exclusive Remedy	23
ARTICLE 8	TERMINATION	23
8.1	Termination	23
8.2	Effect of Termination	23
ARTICLE 9	MISCELLANEOUS	23
9.1	Amendment and Waiver	23
9.2	Severability	24
9.3	Entire Agreement	24
9.4	Successors and Assigns; Assignment	24
9.5	Counterparts; Facsimile Signatures	24
9.6	Notices	24
9.7	Governing Law	25
9.8	Jurisdiction	25
9.9	Interpretation	26
9.10	Incorporation of Exhibits	26
9.11	Expenses	26
9.12	No Third Party Beneficiaries	26
9.13	Construction	26
9.14	Specific Performance	26
9.15	Rights and Remedies	27
9.16	Further Assurances	27
9.17	Public Announcements	27
9.18	No Shop	27

Exhibits

Exhibit 1.1                                         Form of Assignment Agreement
Exhibit 5.10                                       Venable Opinion Issues
Exhibit 6.7                                        Andrews Kurth Opinion Issues
Exhibit 6.10(f)                                   Form of Waiver and Release

PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of April 21, 2010 (the "Effective Date"), by and among (a) CHENIERE FLNG, L.P.,  a Delaware limited partnership ("Seller"), and (b) ZACHRY AMERICAN INFRASTRUCTURE, LLC, a Delaware limited liability company ("ZAI"), and HASTINGS FUNDS MANAGEMENT (USA), INC., a Delaware corporation ("HFM," and together with ZAI, "Purchaser"), and (c) CHENIERE ENERGY, INC., a Delaware corporation ("Cheniere Energy").  Each of Seller and Purchaser is sometimes referred to herein as a "Party" and both of them together are sometimes referred to herein as the "Parties."

RECITALS

WHEREAS, Seller owns a 30% limited partner interest (the “Interest") in Freeport LNG Development, L.P., a Delaware limited partnership (“FLNG”);

WHEREAS, Seller wishes to sell to the Purchasing Entity (as defined in the third Whereas clause below) and the Purchasing Entity wishes to purchase from Seller, the Interest on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Purchasing Entity will not be established until a date after the date on which this Agreement is executed by the Parties, Purchaser has agreed to enter into this Agreement and, prior to the Closing (as defined in Section 1.1), Purchaser intends to assign this Agreement and all of its rights, interest and obligations under this Agreement to ZHA FLNG Purchaser, LLC, which will be an Affiliate of ZAI (although the legal structure and name of the Purchasing Entity have yet to be finally determined (hereinafter the "Purchasing Entity") in accordance with the terms hereof; and

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions  As used herein, the following terms shall have the following meanings:

"Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person, and for such purposes the terms "controls," "controlled by" and "common control" shall mean the direct or indirect ownership of more than 50% of the voting rights in a Person.  A Person that is a limited partnership shall be deemed to be controlled by its general partner(s), and a Person that is a limited liability company shall be deemed to be controlled by its manager(s).

"Agreement" has the meaning set forth in the preamble.

"Angler" means Angler Pipelines, LLC, a Delaware limited liability company.

"Assignment Agreement" means the Assignment and Assumption Agreement dated as of the Closing Date, in the form of Exhibit 1.1, as such form may be modified by mutual agreement of the Parties.

"Basket" has the meaning set forth in Section 7.4(b).

“Broker’s Fee” has the meaning set forth in Section 3.9.

"Claim" means any claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, negligence, employer liability, premises liability, products liability, breach of warranty or malpractice that is brought by or owed to a third party.

"Closing" has the meaning set forth in Section 2.2.

"Closing Date" has the meaning set forth in Section 2.2.

“Competing FLNG Transaction” has the meaning set forth in Section 9.18.

“Conditional Payments” has the meaning set forth in Section 4.10.

"Cross-Receipt" means the Cross-Receipt dated as of the Closing Date, whereby the Purchasing Entity accepts assignment of the Interest and Seller acknowledges receipt of the Purchase Price.

"Dispute" means any dispute, controversy or claim (of any and every kind or type, whether based on contract, tort, statute, regulation, or otherwise) arising out of, relating to, or connected with this Agreement, including any dispute as to the construction, validity, interpretation, termination, enforceability or breach of this Agreement, as well as any dispute over arbitrability or jurisdiction.

"Effective Date" has the meaning set forth in the preamble.

"FERC" means the Federal Energy Regulatory Commission.

"FLEX" means Freeport LNG Expansion, L.P., a Delaware limited partnership.

"FLEX GP" means Freeport LNG Expansion GP, Inc., a Delaware corporation.

"FLNG" has the meaning set forth in the preamble.

"FLNG Formation Documents" means the Certificate of Limited Partnership of FLNG dated September 3, 2002 and the FLNG Partnership Agreement.

"FLNG GP" means Freeport LNG-GP, Inc., a Delaware corporation, and the general partner of FLNG.

“FLNG GP Consent” means the written consent of FLNG GP to the transfer of the Interest from Seller to the Purchasing Entity required by Section 16.1(a) of the FLNG Partnership Agreement.

"FLNG Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of FLNG, dated as of February 27, 2003, as amended by the First Amendment to

Amended and Restated Limited Partnership Agreement dated as of December 20, 2003, as amended, restated, supplemented or otherwise modified from time to time.

"FLNG Subsidiaries" means Land I, FLEX, FLEX GP, Land II, ANGLER, Storage and Storage GP.

"Governmental Approval" means any permit, license, franchise, approval, consent, waiver, certification, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Law.

"Governmental Entity" means any federal, tribal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

"HFM" has the meaning set forth in the preamble.

"HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended from time to time.

“Indemnified Party” has the meaning set forth in Section 7.5(a).

“Indemnifying Party” has the meaning set forth in Section 7.5(a).

“Interest” has the meaning set forth in the preamble.

"IRC" means the Internal Revenue Code of 1986, as amended from time to time, and regulations issued by the IRS pursuant to the Internal Revenue Code.

"IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of Treasury.

"Land I" means FLNG Land, Inc., a Delaware corporation.

"Land II" means FLNG Land II, Inc., a Delaware corporation.

"Law" means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, requirement or other governmental restriction or any similar form of decision of any Governmental Entity having jurisdiction over the matter or matters in question, in each case as amended (including all of the terms and provisions of the common law of such Governmental Entity) and as in effect on the Closing Date.

"Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred directly or consequentially and whether due or to become due), including any Tax or other liability arising out of applicable statutory, regulatory or common law, any contractual obligation and any obligation arising out of tort.

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, claim or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities or other equity interests, any agreement to sell, preemptive right, subscription right, right of first refusal, purchase option, call or other agreement or commitment (including any stockholders agreement) or right of a third party with respect to such securities or other equity interests or any other limitation on the ability to transfer or to vote such securities or other equity interests.

"LNG" means any hydrocarbon or mixture of hydrocarbons consisting predominately of methane in a liquid state.

"Material Adverse Effect" means any material adverse event, change, cause or effect which is or could reasonably be expected to be materially adverse to the business, properties, assets, liabilities or results of operations of a Person, taken as a whole, excluding any event, change, cause or effect arising out of or in connection with or resulting from:  (a) general economic, business or regulatory conditions or changes therein; (b) financial market conditions, including without limitation interest rates, or changes therein; (c) industry conditions, events or circumstances (including any change in the prices of natural gas, natural gas liquids, LNG or other hydrocarbon products), or changes in Law, affecting businesses similar to the business of such Person, to the extent they do not have a disproportionate effect upon such Person in particular; (d) any action, omission, change, effect, circumstance or condition contemplated by this Agreement or attributable to the execution, performance or announcement of this Agreement or the transactions contemplated hereby; or (e) any action or failure to act on part of Purchaser or the Purchasing Entity.

"Novation Agreement" has the meaning set forth in Section 9.4.

"Partnership Notice" has the meaning set forth in Section 6.10(c).

"Party" and "Parties" have the meanings set forth in the preamble.

"Permitted Liens" means: (a) Liens imposed by Law for Taxes, assessments or charges or claims by Governmental Entities that are not yet due or are being properly contested; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' and other like Liens imposed by Law or Contract, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being properly contested; (c) easements, zoning restrictions, rights-of-way, licenses, covenants, conditions, minor defects, encroachments or irregularities in title and similar encumbrances on or affecting any leased real property; (d) Liens now or hereafter imposed under any credit facility or other financing documents.

"Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity.

“Port Consent” means the written consent of Port Freeport, Texas (f/k/a Brazos River Harbor Navigation District of Brazoria County, Texas) to the transfer of the Interest from Seller to the Purchasing Entity required by (i) Section 12 of the Unlimited Continuing Guaranty Agreement executed January 28, 2004 by FLNG, as guarantor and (ii) Section 6.2 of the

Assignment, Consent and Amendment Agreement dated January 28, 2004, by and among Brazos River Harbor Navigation District of Brazoria County, Texas, FLNG, and Land I.

“Proceeding” has the meaning set forth in Section 7.5(a).

"Purchase Price" means the consideration payable to Seller pursuant to Section 2.1(b).

"Purchaser" has the meaning set forth in the preamble.

"Purchaser Ancillary Agreements" has the meaning set forth in Section 4.2.

"Purchaser Cap Amount" has the meaning set forth in Section 7.4(c).

"Purchaser Indemnitees" has the meaning set forth in Section 7.2

"Purchaser Losses" has the meaning set forth in Section 7.2.

“Purchasing Entity” has the meaning set forth in the preamble.

“Sagent” has the meaning set forth in Section 3.9.

“Securities Act” has the meaning set forth in Section 4.11.

"Seller" has the meaning set forth in the preamble.

"Seller Ancillary Agreements" has the meaning set forth in Section 3.2.

"Seller Cap Amount" has the meaning set forth in Section 7.4(b).

"Seller Indemnitees" has the meaning set forth in Section 7.1.

"Seller Losses" has the meaning set forth in Section 7.1.

"Seller Partnership Agreement" means the Partnership Agreement of Seller executed to be effective as of December 17, 2003, as amended, restated, supplemented or otherwise modified from time to time.

"Storage" means FLNG Storage, L.P., a Delaware limited partnership.

"Storage GP" means FLNG Storage GP, Inc., a Delaware corporation.

"Subsidiary" means, with respect to any Person, any corporation, company, person or entity at least 50% of the voting or equity interests of which are owned or controlled, directly or indirectly, by such Person.

"Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the IRC), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

"Termination Date" means June 30, 2010; provided, however, that Purchaser or Seller may extend the Termination Date by up to 20 days by giving written notice to the other Party if all approvals required under the HSR Act have not been obtained or all applicable waiting periods thereunder have not expired or terminated by such date.

“Third Party Claim” has the meaning set forth in Section 7.5(b).

"ZAI" has the meaning set forth in the preamble.

ARTICLE 2

PURCHASE AND SALE OF THE INTEREST AND CLOSING

2.1 Purchase and Sale.

(a) Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Seller shall sell to the Purchasing Entity and the Purchasing Entity shall purchase from Seller all of Seller’s right, title and interest in and to the Interest, free and clear of all Liens other than (i) Liens under the FLNG Formation Documents, (ii) transfer restrictions imposed by federal and state securities laws, and (iii) Liens arising from acts of Purchaser or its Affiliates.

(b) Purchase Price.  Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Interest and in consideration for the agreements contained herein, the Parties agree that the Purchasing Entity shall pay an aggregate of $108,000,000 in immediately available funds at Closing by wire transfer to Seller.

2.2 Closing.  Subject to Article 5 and Article 6, the purchase and sale of the Interest (the "Closing") will take place at 10:00 a.m. local time at the offices of Andrews Kurth LLP in Houston, Texas, on the date which is five business days following the date on which the last of the of the conditions set forth in Sections 6.4, 6.8, and 6.9 is satisfied (the "Closing Date") or such other place or time as the Parties otherwise agree.

2.3 HSR Act.  Purchaser shall: (a) as promptly as practicable following the execution of this Agreement, take all actions necessary to make the filings required of it or any of its Affiliates under the HSR Act in respect of the transactions contemplated hereby, including requesting early termination of the waiting period thereunder; (b) comply at the earliest practicable date with any request for additional information or documentary material received by it, or any of its Affiliates, from the United States Federal Trade Commission or Department of Justice pursuant to the HSR Act; (c) cooperate with FLNG in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by the United States Federal Trade Commission or Department of Justice or the attorneys general of any state, as applicable; and (d) use commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement.  Purchaser shall promptly inform Seller of any material communication received by Purchaser from the United States Federal Trade Commission, Department of Justice or any other Governmental Entity regarding any of the transactions contemplated hereby, and of any understandings, undertakings, or agreements (oral or written) Purchaser proposes to make or enter into with the United States Federal Trade Commission, Department of Justice, as applicable, or any other Governmental Entity in connection with the transactions contemplated hereby.

2.4 Purchaser's Actions to Close.  Purchaser shall take all commercially reasonable actions necessary to ensure that those conditions precedent to the Parties’ obligation to close, as set forth in Article 5 and Article 6, that are within Purchaser’s control are fulfilled prior to or at the Closing.

2.5 Seller and Cheniere Energy's Actions to Close.  The Seller and Cheniere Energy shall take all commercially reasonable actions necessary to ensure that those conditions precedent to the Parties’ obligations to close, as set forth in Article 5 and Article 6, that are within Seller’s or Cheniere Energy’s control are fulfilled prior to or at the Closing.

2.6 Partnership Agreement.  Effective upon the Closing, the Purchasing Entity shall join in the execution of the FLNG Partnership Agreement (including the execution of an adoption agreement) and hereby agrees to execute and deliver a counterpart to the FLNG Partnership Agreement and any other documents, agreements or certificates required by FLNG GP.  The Purchasing Entity agrees to be bound by and comply with the provisions of the FLNG Partnership Agreement applicable to it, including any provision that limits or restricts the assignment or transfer of the Interest

2.7 Acknowledgement. The Parties acknowledge and agree that (a) any obligation under this Agreement expressed to be an obligation of the Purchasing Entity will only be effective, and enforceable against the Purchasing Entity, upon Purchaser assigning its rights, interests and obligations under this Agreement to the Purchasing Entity in accordance with Section 9.4; and (b) for the avoidance of doubt, at no time will Purchaser have, or purport to have, responsibility for any obligation expressed to be an obligation of the Purchasing Entity under this Agreement.

2.8 Port Approval.  Purchaser shall use reasonable efforts (without the obligation to spend money) to assist FLNG in trying to obtain the approval of Port Freeport to the transactions contemplated hereby prior to May 7, 2010; provided, however, that Purchaser shall have no Liability to Seller, and this Agreement shall not be affected in any way, in the event such approval is not obtained by such date.  Purchaser and Seller shall each reimburse FLNG for one-half of the compensation paid by FLNG to Port Freeport in obtaining such consent, up to a maximum of $50,000 in the aggregate.

2.9 Purchasing Entity.  Purchaser shall request capital commitments from potential investors in the Purchasing Entity of at least $108,000,000 in the aggregate for purposes of the transaction contemplated hereby as soon as practicable following execution of this Agreement, but in any event not later than May 20, 2010.  Purchaser shall promptly notify Seller in writing if it determines that it will be unable to obtain such capital commitments.  As soon as practicable after obtaining such capital commitments, Purchaser shall cause (a) the Purchasing Entity to be formed and (b) Purchaser’s rights, interests and obligations hereunder to be assigned to the Purchasing Entity as provided in Section 9.4.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

In order to induce Purchaser and the Purchasing Entity to enter into and perform this Agreement and to consummate the transactions contemplated hereby, Seller hereby represents and warrants to Purchaser and the Purchasing Entity as of the Effective Date and as of the Closing Date as follows:

3.1 Organization; Qualification.  Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.  Seller has all requisite partnership power and authority to own its properties and to conduct its business as presently being conducted by it, and is duly qualified and in good standing as a foreign partnership in every jurisdiction in which the conduct of its business or the ownership of its properties and assets requires it to be so qualified, except jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on the Seller.

3.2 Power and Authority.  Seller and Cheniere Energy, as applicable, have the full right, power and authority to execute, deliver and carry out the terms of this Agreement, the Assignment Agreement, and the Cross-Receipt, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (the Assignment Agreement and the Cross-Receipt are collectively referred to herein as the "Seller Ancillary Agreements").  All partnership acts and other proceedings required to be taken by Seller, and all corporate acts and other proceedings required to be taken by Cheniere Energy, as applicable, to authorize the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken.

3.3 Binding Effect.  This Agreement has been, and the Seller Ancillary Agreements will be, duly executed and delivered by Seller and Cheniere Energy, as applicable, and this Agreement constitutes (and when executed and delivered, the Seller Ancillary Agreements will constitute) the legal, valid and binding obligations of Seller and Cheniere Energy, as applicable, enforceable against Seller and Cheniere Energy, as applicable, in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and by general principles of equity.

3.4 No Conflicts.  None of the execution and delivery by Seller or by Cheniere Energy, as applicable, of this Agreement or the Seller Ancillary Agreements, the consummation of the transactions contemplated hereby or thereby, or the compliance with the terms hereof or thereof, do or will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien (other than Permitted Liens) under any provision of (a) the Seller Partnership Agreement, Cheniere Energy’s certificate of incorporation or by-laws, (b) any note, bond, mortgage, indenture, deed of trust, license, lease, commitment, or other contract to which Seller or Cheniere Energy is a party, or by which any of their respective properties or assets are bound or affected, or (c) any Law applicable to or binding upon Seller or Cheniere Energy, or any of their respective properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, would not have a Material Adverse Effect on Seller or Cheniere Energy.

3.5 No Consents.  Other than the FLNG GP Consent, the Port Consent, and subject to any approval or the expiration of any waiting period under the HSR Act, no Governmental Approval of, or registration, declaration or filing with, any Governmental Entity, including FERC, or the consent or approval of any other Person, is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance of this Agreement by Seller or the consummation of the purchase and sale of the Interest hereunder.

3.6 Books and Records.  Each Seller Formation Document is in full force and effect in accordance with its terms and has not been amended, modified or rescinded.

3.7 Title to the Interest; Effect of Transfer.  Seller is the sole and exclusive owner of, and has good, valid and marketable title to, the Interest, free and clear of any Liens other than (i) Liens under the FLNG Formation Documents, (ii) transfer restrictions imposed by federal and state securities laws or Governmental Entities, and (iii) Liens arising from acts of Purchaser or its Affiliates.  At the Closing, good and valid title to the Interest shall pass to the Purchasing Entity, free and clear of any Liens other than (i) Liens under the FLNG Formation Documents, (ii) transfer restrictions imposed by federal and state securities laws or Governmental Entities, and (iii) Liens arising from acts of Purchaser or its Affiliates.  Other than as expressly set forth in this Agreement and the FLNG Partnership Agreement, the Interest is not subject to any voting trust agreement or other contract, including any contract, restricting or otherwise relating to the voting, rights to distributions or disposition of the Interest.

3.8 Ownership and Capitalization.  As of the Effective Date and immediately prior to the consummation of the transactions contemplated by this Agreement, Seller owns and controls 30% of the limited partner interests in FLNG.  Seller is indirectly owned 100% by Cheniere Energy.

3.9 Finders and Brokers.  Other than a broker’s fee payable to Sagent Advisors, Inc. (“Sagent”) by the Seller at Closing out of proceeds hereunder in an amount equal to $3,000,000 (the “Broker’s Fee”), none of Seller, Cheniere Energy or any of their Affiliates has incurred any Liability to any financial advisor, broker or finder for any financial advisory, brokerage, finder’s or similar fee or commission in connection with the transactions contemplated by the sale of the Interest pursuant to this Agreement for which Purchaser or any of its Affiliates could be liable.

3.10 Litigation.  There are no Claims pending or, to the knowledge of Seller, threatened against or involving Seller that seeks to enjoin, prohibit or otherwise question the validity of the transactions contemplated by this Agreement.

3.11 Absence of Bankruptcy Proceedings.  There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the knowledge of Seller, threatened against Seller.

3.12 Eyermann Patents.

(a)  Neither Cheniere Energy nor any of its Affiliates has any right, title or interest, or right to acquire, any right, title or interest (including a lien or a profits interest) in or to United States Patent number 6,622,492, titled "Apparatus and process for vaporizing liquefied natural gas (lng)," filed on June 3, 2002 and issued September 23, 2003 and/or  United States Patent No. 6,644,041, titled "System in process for the vaporization of liquefied natural gas," filed as a continuation-in-part of the application for United States Patent number 6,622,492 on November 14, 2002 and issued November 11, 2003 or any of the inventions disclosed therein or foreign counterpart (each an “Eyermann Patent” and together the “Eyermann Patents”), except for such non-exclusive license rights granted in that certain "Cheniere License Back Agreement" dated November 24, 2004 between Air Tower LLC and Cheniere Energy Inc.

(b) All membership, equity or other ownership interests of Cheniere Energy or any Affiliate thereof in Air Tower LLC, a Texas limited liability company (“Air Tower”) or any successor or predecessor thereof has been assigned and transferred to the estate of Volker

Eyermann, and Cheniere Entities and their affiliates do not own or have the right to acquire any interest in Air Tower.

(c) Neither Cheniere Energy nor any Affiliate thereof has any on-going rights in the License Agreement dated December 19, 2003 between Cheniere Energy Inc. and Freeport LNG Development L.P. or the License Agreement dated December 19, 2003 between Cheniere Energy Inc. and Freeport LNG Investments LLC.

3.13 Representations Not Misleading.  No representation or warranty made by Seller in this Agreement or any of the Seller Ancillary Documents contains any untrue statement or, to the knowledge of Seller, omits to state material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

3.14 No Knowledge of MAE.  Seller has no knowledge of any fact that has specific application to Seller, acquired in writing from FLNG GP by virtue of Seller’s position as a limited partner of FLNG, that would reasonably be expected to have a Material Adverse Effect on FLNG and the FLNG Subsidiaries, taken as a whole, that has not been set forth in this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

In order to induce Seller to enter into and perform this Agreement and to consummate the transactions contemplated hereby, ZAI and HFM, jointly and severally, hereby represent and warrant to Seller as of the Effective Date and as of the Closing Date as follows:

4.1 Organization.  ZAI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  ZAI has the requisite power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted.  ZAI is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary except jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on ZAI.  HFM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  HFM has the requisite power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted.  HFM is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on HFM.  When formed, the Purchasing Entity will be a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  When formed, the Purchasing Entity will have all requisite power and authority to own, lease or otherwise hold and operate is properties and assets and to carry on its business as conducted.  When formed, the Purchasing Entity will be duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on the Purchasing Entity.

4.2 Power and Authority of Purchaser.  Purchaser has, and, once formed, the Purchasing Entity shall have, the requisite right, power and authority to execute and deliver this Agreement, the Assignment Agreement, the Novation Agreement and the Cross-Receipt (the Assignment Agreement, the Novation Agreement and the Cross-Receipt are collectively referred to herein as the "Purchaser Ancillary Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  All corporate acts and other proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and the Purchaser Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken.  Once formed, the Purchasing Entity will duly and properly take all limited liability company acts and other proceedings required to be taken by the Purchasing Entity to authorize the execution, delivery and performance of this Agreement and the Purchaser Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

4.3 Binding Effect.  This Agreement has been duly executed and delivered by Purchaser and Purchaser Ancillary Agreements will be duly executed and delivered by Purchaser and the Purchasing Entity, as applicable, and this Agreement constitutes (and when executed and delivered the Purchaser Ancillary Agreements will constitute) the legal, valid and binding obligations of Purchaser or the Purchasing Entity, as applicable, enforceable against Purchaser or the Purchasing Entity, as applicable, in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and by general principles of equity.

4.4 No Conflicts.  None of the execution and delivery by Purchaser or the Purchasing Entity, as applicable, of this Agreement or the Purchaser Ancillary Agreements, the consummation of the transactions contemplated hereby or thereby, or the compliance with the terms hereof or thereof, do or will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien (other than Permitted Liens) any of the properties or assets of Purchaser or the Purchasing Entity under, any provision of (a) the constituent documents of Purchaser or the Purchasing Entity, (b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement, arrangement or other Contract to which Purchaser or the Purchasing Entity is a party or by which any of their respective properties or assets are bound or affected or (c) any Law or any judgment, order or decree, award or injunction of any Governmental Entity applicable to or binding upon Purchaser or the Purchasing Entity or any of their respective properties or assets, other than, in the case of clause (b) above, any such items that, individually or in the aggregate, would not materially impair the ability of Purchaser or the Purchasing Entity to consummate the transactions contemplated by this Agreement.

4.5 No Consents.  Other than the Port Consent and subject to any approval or the expiration of any waiting period under the HSR Act, no Governmental Approval of, or registration, declaration or filing with, any Governmental Entity, or the consent or approval of any other Person, is required to be obtained or made by or with respect to Purchaser or the Purchasing Entity in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

4.6 Finders and Brokers.  Neither Purchaser nor any of its Affiliates (including the Purchasing Entity) has incurred any Liability to any financial advisor, broker or finder for any financial advisory, brokerage, finder’s or similar fee or commission in connection with the transactions contemplated by the sale of the Interest pursuant to this Agreement for which Seller or any of its Affiliates could be liable.

4.7 Investment Company; Public Utility Holding Company.  Purchaser is not, and once formed the Purchasing Entity will not be, an "investment company," a company "controlled" by an "investment company", or an "affiliated person" of, "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended from time to time.  Purchaser is not, and once formed the Purchasing Entity will not be, a "holding company," an "affiliate" of a "holding company," a "subsidiary company" of a "holding company," or a "public utility company" or an "associate company" of any of the foregoing, within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.  Purchaser is not, and once formed the Purchasing Entity will not be, subject to regulation under any Law relating to public utilities, gas utilities, public service corporations or similar entities.

4.8 Restrictions on Interest. Each of Purchaser and the Purchasing Entity acknowledges and understands that (i) the Interest is subject to restrictions on sale, transfer, assignment, disposition, repurchase and voting, among other rights and obligations, pursuant to the FLNG Partnership Agreement and (ii) the rights granted to Seller under Section 16.1(b) of the FLNG Partnership Agreement are personal to Seller and may not be transferred to Purchaser or the Purchasing Entity, as applicable, without the prior written consent of the FLNG-GP, which may be withheld in its sole discretion.  Neither Seller nor Cheniere Energy is under any obligation to seek or obtain such consent, and the consummation of the transactions contemplated hereunder are not conditioned upon, or subject to, the obtaining of such consent.

4.9 Litigation.  There are no Claims pending or, to the knowledge of Purchaser, threatened against or involving Purchaser or, once formed, the Purchasing Entity, that seeks to enjoin, prohibit or otherwise question the validity of the transactions contemplated by this Agreement.

4.10 Purchase Price.  The Purchase Price represents, on a per percentage point basis, the same purchase price the Purchasing Entity is paying to the seller of a sufficient interest (the "Additional Interest") in FLNG to give the Purchasing Entity a majority limited partner interest in FLNG upon Closing hereof, except to the extent such seller is entitled to certain future payments and shares of revenues (the “Conditional Payments”) related to, and conditioned upon, the success of the FLNG Subsidiaries in pursuing a “Phase 2 Project” as such term is defined in FLNG’s principal credit facilities.  Purchaser agrees that the Purchase Price hereunder will be increased pro rata in the event the purchase price payable to such seller (other than the Conditional Payments) is increased.

4.11 Investment Intent.  Purchaser or the Purchasing Entity, as applicable, is purchasing the Interest for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.  Purchaser has, and when formed the Purchasing Entity will have (either alone or together with its advisors), sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Interest and is capable of bearing the economic risks of such investment.  Purchaser is, and when formed the Purchasing Entity will be, an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  Purchaser and the Purchasing Entity understand that the Interest will not have been registered pursuant to the Securities Act or any applicable state securities Laws, that such

Interest shall be characterized as “restricted securities” under federal securities Laws and that under such Laws and applicable regulations the Interest cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

4.12 Independent Investigation.  Purchaser hereby acknowledges and affirms, and when formed, the Purchasing Entity acknowledges and affirms, that it has completed its own independent investigation, analysis and evaluation of FLNG and the FLNG Subsidiaries, that it has made all such reviews and inspections of the business, assets, results of operations and condition (financial or otherwise) of FLNG and the FLNG Subsidiaries as it has deemed necessary or appropriate, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied on its own independent investigation, analysis and evaluation of FLNG and the FLNG Subsidiaries and the representations, warranties and covenants of the Seller contained herein.  Purchaser has had access to all materials, books, records, documents and information relating to FLNG and the FLNG Subsidiaries and has been able to verify the accuracy of the information contained therein.

4.13 No Other Representations.  Purchaser hereby acknowledges, and when formed the Purchasing Entity acknowledges, that neither Seller nor Cheniere Energy has made any representation or warranty except as expressly set forth in this Agreement.  Without limiting the generality of the foregoing, Purchaser acknowledges, and when formed the Purchasing Entity acknowledges, that neither Seller nor Cheniere Energy makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Purchaser or the Purchasing Entity of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of FLNG or the FLNG Subsidiaries or the future business and operations of FLNG or the FLNG Subsidiaries, or (ii) any other information or documents made available to Purchaser or its counsel, accountants or advisors with respect to FLNG or the FLNG Subsidiaries or their businesses or operations, except as expressly set forth in this Agreement.

ARTICLE 5

CONDITIONS TO SELLER'S OBLIGATIONS

The obligations of Seller to transfer, sell and assign the Interest to the Purchasing Entity on the Closing Date are subject to the satisfaction or waiver in writing, on or prior to the Closing Date, of each of the following conditions:

5.1 Representations, Warranties.  All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (except to the extent such representations or warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects), at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date.

5.2 Performance by Purchaser or the Purchasing Entity.  Each of Purchaser and the Purchasing Entity shall have performed and complied in all material respects with all its agreements, covenants and obligations required hereby to be performed by it prior to or at the Closing Date.

5.3 No Injunction.  No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement and no action shall be pending seeking to make illegal, to delay materially or otherwise indirectly restrain or prohibit the consummation of the transactions contemplated hereby or otherwise seeking material damages.

5.4 Purchase Price.  The Purchasing Entity shall have paid to Seller the Purchase Price in accordance with Section 2.1(b), less the Broker’s Fee.

5.5 Broker’s Fee.      The Purchasing Entity shall have paid the Broker’s Fee to Sagent on behalf of Seller.

5.6 Approvals.  All approvals required under the HSR Act or required by any third party, including any Governmental Entity, for the consummation of the transactions contemplated by this Agreement shall have been obtained, and all applicable waiting periods under the HSR Act shall have expired or been terminated

5.7 FLNG GP Consent.  Seller shall have received the FLNG GP Consent.

5.8 Port Consent.  FLNG shall have received the Port Consent.

5.9 Documents to be Delivered by the Purchasing Entity.  At the Closing, the Purchasing Entity shall have delivered to Seller the following documents, in each case duly executed or otherwise in proper form:

(a) a certificate signed by an executive officer of the Purchasing Entity that each of the representations and warranties made by Purchaser in this Agreement is true and correct in all material respects (except to the extent such representations or warranties are qualified with materiality, in which case such representations and warranties shall be true and correct in all respects), on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and that the Purchasing Entity has performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date;

(b) certified copies of the resolutions of the managing member of the Purchasing Entity, authorizing and approving this Agreement and the consummation of the transactions contemplated hereby; and

(c) the Purchaser Ancillary Agreements, each duly executed by an authorized officer of the Purchasing Entity.

5.10 Opinion of Counsel.  Venable LLP shall have delivered an opinion with respect to the issues set forth in Exhibit 5.10 hereto, subject to such assumptions, qualifications and exceptions as are customary in such opinions.

ARTICLE 6

CONDITIONS TO PURCHASING ENTITY'S OBLIGATIONS

The obligations of the Purchasing Entity to purchase the Interest as provided hereby are subject to the satisfaction or waiver in writing, on or prior to the Closing Date, of each of the following conditions:

6.1 Representations, Warranties.  All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except to the extent such representations or warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects), at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date.

6.2 Performance by Seller.  Seller shall have performed and complied, in all material respects, with all agreements, covenants and obligations required hereby to be performed by it prior to or at the Closing Date.

6.3 No Injunction.  No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement and no action by any third party, including without limitation any Governmental Entity, shall be pending seeking to make illegal, to delay materially or otherwise indirectly restrain or prohibit the consummation of the transactions contemplated hereby or otherwise seeking material damages.

6.4 Approvals.  All approvals required under the HSR Act or required by any third party, including without limitation any Governmental Entity, for the consummation of the transactions contemplated by this Agreement shall have been obtained, and all applicable waiting periods thereunder shall have expired or been terminated.

6.5 FLNG GP Consent.  Seller shall have received the FLNG GP Consent.

6.6 Absence of MAE.  No event shall have occurred following the Effective Date which would reasonably be expected to have a Material Adverse Effect on FLNG and the FLNG Subsidiaries, taken as a whole.

6.7 Opinion of Counsel.  Andrews Kurth LLP shall have delivered an opinion with respect to the issues set forth in Exhibit 6.7 hereto, subject to such assumptions, qualifications and exceptions as are customary in such opinions.

6.8 Acquisition of Other Interests.  The Purchasing Entity shall have acquired the Additional Interest.

6.9 Port Consent.  FLNG shall have received the Port Consent.

6.10 Documents to be Delivered by Seller.  At the Closing, Seller shall have delivered to the Purchasing Entity the following documents, in each case duly executed or otherwise in proper form:

(a) a certificate signed by an executive officer of the general partner of Seller that each of the representations and warranties made by Seller in this Agreement is true and correct in all material respects (except to the extent such representations or warranties are qualified with materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and that Seller has performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date;

(b) the Seller Ancillary Agreements, each duly executed by an authorized officer of the general partner of Seller;

(c) a copy of the written notice from Seller delivered to FLNG and the other limited partners of FLNG at or prior to the Closing pursuant to Section 16.1(a) of the FLNG Partnership Agreement indicating (i) that Seller intends to transfer the Interest to the Purchasing Entity, (ii) the Purchasing Entity's address, and (iii) the date of the proposed transfer (the "Partnership Notice");

(d) a copy, certified as of the Closing Date by the Secretary of the general partner of Seller, of the resolutions adopted by the board of directors or other governing body of the general partner of Seller authorizing the transactions contemplated by this Agreement and the Seller Ancillary Agreements;

(e) a copy, certified as of the Closing Date by the Secretary of Cheniere Energy, of the resolutions adopted by the board of directors of Cheniere Energy authorizing the transaction contemplated by this Agreement and the Seller Ancillary Agreements to which Cheniere Energy is a party; and

(f) a waiver and release executed by Seller and Cheniere Energy in the form attached hereto as Exhibit 6.10(f).

ARTICLE 7

INDEMNIFICATION AND LIMITATIONS ON DAMAGES

7.1 Indemnification by Purchaser.  Subject to the limitations set forth in this Article 7, ZAI, HFM and the Purchasing Entity shall, jointly and severally, indemnify and hold harmless Seller, Cheniere Energy, and their respective Affiliates (but for purposes of this Section 7.1, the term "Affiliates" shall exclude FLNG and FLNG Subsidiaries) and the officers, directors, employees, agents, partners and representatives of each of them (collectively, the "Seller Indemnitees") from, against and in respect of any and all Liabilities, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, losses, fines, penalties, court costs, injuries, deficiencies, demands, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys’ fees and disbursements in connection with defending or settling any action or threatened action) (collectively "Seller Losses") to the extent arising from, relating to or otherwise in respect of any breach of any representation, warranty, covenant or agreement of Purchaser or the Purchasing Entity contained in this Agreement, in any certificate delivered pursuant hereto or in any Purchaser Ancillary Agreement.

7.2 Indemnification by Seller and Cheniere Energy.  Subject to the limitations set forth in this Article 7, Seller and Cheniere Energy shall jointly and severally indemnify and hold harmless Purchaser, the Purchasing Entity, and their respective Affiliates (but for purposes of this Section 7.2, the term "Affiliates" shall exclude FLNG and FLNG Subsidiaries) and the officers, directors, employees, agents, partners and representatives of each of them (collectively, the "Purchaser Indemnitees") from, against and in respect of any and all Liabilities, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, losses, fines, penalties, court costs, injuries, deficiencies, demands, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys’ fees and disbursements in connection with defending or settling any action or threatened action) (collectively "Purchaser Losses") to the extent arising from, relating to or otherwise in respect of any breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement or in any certificate delivered pursuant hereto or in any Seller Ancillary Agreement.

7.3 Survival.  The representations and warranties set forth in this Agreement shall survive the Closing and shall terminate 18 months from the Closing Date, provided that (a) the representations and warranties set forth in Sections 3.1 (Organization; Qualification; Ownership Interests), 3.2 (Power and Authority), 3.3 (Binding Effect), 3.7 (Title to Interest; Effect of Transfer), 3.8 (Ownership), 3.9 (Finders and Brokers), 4.1 (Organization), 4.2 (Power and Authority of Purchaser), 4.3 (Binding Effect) and 4.6 (Finders and Brokers) shall terminate upon the expiration of any applicable statute of limitations, and (b) any party may pursue a claim after any applicable survival date as provided in this Section 7.3, so long as written notice of such claim is given to the indemnifying party on or prior to such survival date.  All covenants and agreements set forth in this Agreement, any certificate delivered pursuant hereto or in any Seller Ancillary Agreement or Purchase Ancillary Agreement which are to be performed or complied with prior to or at Closing shall terminate as of the Closing, all other such covenants and agreements shall survive the Closing indefinitely or for the shorter period explicitly specified therein.

7.4 LIMITATIONS ON DAMAGES.

(a) NEITHER PARTY SHALL BE LIABLE FOR, AND EACH PARTY RELEASES THE OTHER PARTY AND ITS RESPECTIVE INDEMNIFIED PERSONS FROM, ANY PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES ASSOCIATED WITH LOST PROFITS) ARISING AS A RESULT OF THIS AGREEMENT.

(b) NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, (I) NO AMOUNTS SHALL BE PAYABLE BY SELLER UNDER SECTION 7.2 UNLESS AND UNTIL THE AGGREGATE AMOUNT OTHERWISE PAYABLE BY SELLER IN THE ABSENCE OF SUCH CLAUSE EXCEEDS $1,000,000 (THE "BASKET"), IN WHICH EVENT ALL LOSSES, AND NOT ONLY THE AMOUNT IN EXCESS OF THE BASKET, SHALL BE DUE, AND (II) SELLER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT IN RESPECT OF BREACHES OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT SHALL NOT EXCEED IN THE AGGREGATE $25,000,000 (THE "SELLER CAP AMOUNT"), PROVIDED, THAT, THE BASKET AND THE SELLER CAP AMOUNT SHALL NOT APPLY TO ANY CLAIMS MADE BY THE PURCHASING ENTITY FOR PURCHASER LOSSES ARISING OUT OF FRAUD AND SUCH FRAUD CLAIMS AS DESCRIBED IN THIS PROVISO SHALL NOT COUNT TOWARD WHETHER THE BASKET OR THE SELLER CAP AMOUNT IS REACHED, PROVIDED, FURTHER, THAT THE BASKET SHALL NOT APPLY TO ANY CLAIMS ARISING OUT OF A BREACH OF REPRESENTATION CONTAINED IN SECTION 3.7 AND THE SELLER CAP AMOUNT WITH RESPECT TO SUCH CLAIMS SHALL BE THE PURCHASE PRICE.

(c) NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, (I) NO AMOUNTS SHALL BE PAYABLE BY PURCHASER UNDER SECTION 7.1 UNLESS AND UNTIL THE AGGREGATE AMOUNT OTHERWISE PAYABLE BY PURCHASER IN THE ABSENCE OF SUCH CLAUSE EXCEEDS THE BASKET, IN WHICH EVENT ALL LOSSES, AND NOT ONLY THE AMOUNT IN EXCESS OF THE BASKET, SHALL BE DUE, AND (II) PURCHASER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT IN RESPECT OF BREACHES OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT SHALL NOT EXCEED IN THE AGGREGATE $25,000,000 (THE "PURCHASER CAP AMOUNT"), PROVIDED, THAT, THE BASKET AND THE PURCHASER CAP AMOUNT SHALL NOT APPLY TO ANY CLAIMS MADE BY SELLER FOR SELLER LOSSES ARISING OUT OF FRAUD AND SUCH FRAUD CLAIMS AS DESCRIBED IN

THIS PROVISO SHALL NOT COUNT TOWARD WHETHER THE BASKET OR THE PURCHASER CAP AMOUNT IS REACHED.

7.5 Procedures

(a) The party seeking indemnification under Section 7.1 or 7.2 (the “Indemnified Party”) agrees to give prompt notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding (“Proceeding”) in respect of which indemnity may be sought under such Sections and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request.  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

(b) By giving written notice within 30 days of receiving notice of a Proceeding, the Indemnifying Party shall be entitled to participate in the defense of any Proceeding asserted by any third party (“Third Party Claim”) and, subject to the limitations set forth in this Section 7.5, shall be entitled to control and appoint lead counsel acceptable to the Indemnified Party for such defense, in each case at its expense.  Notwithstanding any provision herein to the contrary, the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, or (iii) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

(c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 7.5, then (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Third Party Claim, if the settlement does not unconditionally release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party, and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

(d) Each Party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records and information, as may be reasonably requested in connection therewith.

(e) Each Indemnified Party shall mitigate in accordance with Law any loss for which such Indemnified Party seeks indemnification under this Agreement.  If such Indemnified Party mitigates its loss after the Indemnifying Party has paid the Indemnified Party under any indemnification provision of this Agreement in respect of that loss, the Indemnified Party must notify the Indemnifying Party and pay to the Indemnifying Party the lesser of (i) the extent of the value of the benefit to the Indemnified Party of that mitigation (less the Indemnified Party’s reasonable costs of mitigation) and (ii) the amount of indemnification previously received from the Indemnifying Party, in each case, within five (5) business days after the benefit is received.

7.6 No Materiality.  For purposes of this Article 7 (Indemnification), the representations and warranties contained in this Agreement shall be deemed not to be qualified by any references to materiality or to Material Adverse Effect.

7.7 Exclusive Remedy.  Other than in connection with fraud, the indemnification provisions of this Article 7 shall be the sole and exclusive remedy for each Party for any breach of the other Party’s representations and warranties contained in this Agreement, any certificate delivered pursuant hereto or in any Seller Ancillary Agreement or Purchaser Ancillary Agreement.

ARTICLE 8

TERMINATION

8.1 Termination.  This Agreement may be terminated and the sale and purchase of the Interest is abandoned at any time prior to the Closing:

(a) by mutual written consent of Seller and Purchaser;

(b) by Purchaser, (i), no later than three business days after delivery of the notice specified in Section 2.9 to Seller, but in any event not later than May 20, 2010, (ii) in the event that the conditions to its obligations set forth in Article 6 have not been satisfied or waived in writing at or prior to the Termination Date, or (iii) in the event Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, Purchaser has notified Seller in writing of the breach and the breach has continued without cure for a period of 10 calendar days after the notice of breach; or

(c) by Seller (i) in the event it receives the notice specified in Section 2.9 from Purchaser, (ii) in the event that the conditions to its obligations set forth in Article 5 have not been satisfied or waived in writing at or prior to the Termination Date, or (iii) in the event Purchaser or the Purchasing Entity has breached any representation, warranty or covenant contained in this Agreement in any material respect, Seller has notified Purchaser of the breach in writing and the breach has continued without cure for a period of 10 calendar days after the notice of breach.

Notwithstanding the foregoing, (i) Purchaser shall not have the right to terminate this Agreement if the failure for Closing to occur is the breach of this Agreement by Purchaser or the Purchasing Entity and (ii) Seller shall not have the right to terminate this Agreement if the failure for Closing to occur is the breach of this Agreement by Seller.

8.2 Effect of Termination.  If this Agreement is terminated pursuant to Section 8.1 all rights and obligations of the Parties hereunder shall terminate, and no Party shall have any Liability hereunder to any other Party, except for obligations of the Parties in Section 9.11, which shall survive the termination of this Agreement.  Notwithstanding the foregoing, nothing herein will relieve any Party from Liability for any breach of this Agreement prior to such termination.

ARTICLE 9

MISCELLANEOUS

9.1 Amendment and Waiver.  No modification, amendment, or waiver of any provision of this Agreement will be effective unless such modification, amendment, or waiver is approved in writing by each Party.  The failure of any Party to enforce any of the provisions of this

Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

9.2 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.3 Entire Agreement.  This Agreement and the Purchaser Ancillary Agreements and Seller Ancillary Agreements embody the complete agreement and understanding between the Parties with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related to the subject matter of this Agreement in any way.  Notwithstanding the foregoing, nothing herein shall be deemed to affect the validity or effectiveness of the confidentiality provisions set forth in that certain letter agreement between the parties dated March 24, 2010.

9.4 Successors and Assigns; Assignment.  Except as otherwise provided in this Agreement, this Agreement will bind and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.  Purchaser shall have the right to, and shall, assign its rights, interests and obligations under this Agreement to the Purchasing Entity if the Purchasing Entity (a) shall have delivered to Seller evidence reasonably satisfactory to Seller that the Purchasing Entity has received capital commitments from its owners totaling no less than $108,000,000 for purposes of the transaction contemplated hereby, and (b) the Purchasing Entity shall have assumed Purchaser's responsibility, obligations and Liability to Seller hereunder.  Upon such assignment and Purchaser, the Purchasing Entity and Seller entering into a novation agreement reasonably acceptable to such parties (the “Novation Agreement”), Purchaser shall be released from all responsibility, obligations and Liability to Seller or any other party with respect to this Agreement, and references to Purchaser shall be interpreted as references to the Purchasing Entity (except with respect to those references to Purchaser which appear in the third Whereas clause and in Sections 2.8 and 2.9, which shall be interpreted as references to Purchaser).  The Purchasing Entity shall deliver to Seller the evidence referred to in the second sentence of this Section 9.4 promptly after the Purchasing Entity receives the capital commitments referred to in such sentence.  Except as otherwise provided in this Agreement, no Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

9.5 Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Each Party agrees to accept the facsimile signature of the other Party and to be bound by its own facsimile signature.

9.6 Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an nationally recognized overnight courier service, or by confirmed facsimile or confirmed email transmission to the respective Parties at the following addresses:

If to Seller:

Cheniere Energy, Inc.
700 Milam Street, Suite 800
Houston, Texas 77002
Facsimile: (713) 375-6000
Attn:  Charif Souki, Chief Executive Officer
Email: charif.souki@cheniere.com

with copies to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, TX 77002
Fax: 713.220.4285
Attn:  Geoffrey Walker, Esq.
Facsimile:  (713) 238-7433
Email: gwalker@andrewskurth.com

If to Purchaser:

c/o Zachry Hastings Alliance
12625 Wetmore Road, Suite 301
San Antonio TX 78247
Attn:  Peter Taylor and Robert Heitmann
Facsimile  (210) 871-6922
Email:  peter.taylor@hfm.com.au
Bob.heitmann@zachryamerican.com

with copies to:

Venable LLP
Rockefeller Center
1270 Avenue of the Americas
New York, NY 10020
Attn:  Mark Vecchio
Facsimile:  (212) 307-5598
Email:  MVecchio@Venable.com

or at such other address as the Parties may specify by notice given to the other Party in accordance with this Section 9.6.  The date of giving of any such notice shall be the date of hand delivery, the day after delivery to the overnight courier service or the date sent by facsimile or email transmission.

9.7 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE TO THE EXTENT SUCH PROVISIONS OR RULES WOULD APPLY THE LAW OF ANOTHER JURISDICTION.

9.8 Jurisdiction.  Each of the Parties irrevocably and unconditionally (i) consents to submit itself to the exclusive personal jurisdiction of any State or Federal court located in New York County in the State of New York in the event any Dispute arises out of this Agreement, (ii)

agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, and (iv) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT.

9.9 Interpretation.

(a) The headings used in this Agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be found in any particular Section.

(b) Reference to the singular includes a reference to the plural and vice versa.

(c) Reference to any gender includes a reference to all other genders.

(d) Unless otherwise provided, reference to any Section or Exhibit means a Section or Exhibit of or to this Agreement.

(e) The words "hereof," "herein," "hereto" and "hereunder" and words of similar meaning shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular portion or provision of this Agreement.

(f) The words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

9.10 Incorporation of Exhibits.  The Exhibits to this Agreement are incorporated herein by reference and made a part hereof.

9.11 Expenses.  Except as otherwise expressly provided in this Agreement, each Party will pay all of its expenses, including attorneys’ and accountants’ fees, in connection with the negotiation of this Agreement and the performance of its obligations and the consummation of the transactions contemplated hereby.  Purchaser shall pay the HSR Act filing fee.

9.12 No Third Party Beneficiaries.  Except as specifically set forth herein, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

9.13 Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

9.14 Specific Performance.  Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or otherwise is breached.  Accordingly, each Party agrees that, in addition to any other relief which may be available, the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy (subject to the provisions set forth in Article 7) to which it may be entitled, at law or in equity.

9.15 Rights and Remedies.  Except where this Agreement expressly provides to the contrary, the rights and remedies contained in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

9.16 Further Assurances.  Following the Closing, each of the Parties shall deliver to the others such further information and documents and shall execute and deliver to the others such further instruments and agreements and take such other actions as the other Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement.  In the event compensation payable by FLNG to Port Freeport in connection with the grant of its consent to this transaction exceeds $50,000, the Parties agree to work together to find a mutually acceptable comprise with respect to who should bear the economic burden of such fee.

9.17 Public Announcements.  Except as otherwise agreed to by the Parties, or as required to comply with applicable Law, including without limitation regulations and rules of the SEC and the NYSE Amex applicable to Cheniere Energy, no Party shall issue any report, statement or press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby, except with the prior written consent of the other Party, such consent not to be unreasonably withheld.  Cheniere Energy agrees to consult with Purchaser with respect to the text of any public announcement required to be made by law, including any applicable securities regulations.

9.18 No Shop. From the date hereof through the earlier of (i) the Closing Date, (ii) the date this Agreement is terminated or (iii) June 30, 2010, neither Seller nor Cheniere Energy shall, directly or indirectly through any officer, director, employee, stockholder, agent, partner, affiliate, or otherwise, directly or indirectly (a) enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to any sale of any interests in FLNG owned by Seller or relating to any other similar transaction (a "Competing FLNG Transaction"), (b) solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of its officers, directors, employees or agents) relating to any Competing FLNG Transaction, or (c) participate in any discussions or negotiations regarding, furnish to any other person or entity any non-public information with respect to, or otherwise cooperate with, assist, participate in, facilitate or encourage, any effort or attempt by any person or entity to effect a Competing FLNG Transaction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SELLER:	CHENIERE FLNG, L.P.
By:	Cheniere FLNG-GP, LLC, its general partner
By:	/s/ Meg A. Gentle
Name: Meg A. Gentle
Title: Chief Financial Officer

CHENIERE ENERGY, INC.
By:	/s/ Meg A. Gentle
Name: Meg A. Gentle
Title: Senior Vice President & CFO

PURCHASER:	ZACHRY AMERICAN INFRASTRUCTURE, LLC
By:	/s/ Robert Heitmann
Name: Robert Heitmann
Title: Chief Operating Officer

HASTINGS FUNDS MANAGEMENT (USA), INC.
By:	/s/ Peter Taylor
Name: Peter Taylor
Title: Executive Director, Infrastructure